UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2011

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)           On May 26, 2011, Carver Bancorp, Inc. (the “Company”), the holding company of Carver Federal Savings Bank (the “Bank”), announced that Chris A. McFadden resigned her positions as Executive Vice President and Chief Financial Officer of the Company and the Bank, effective June 10, 2011. The Finance Department, including treasury and reporting functions, will continue to be managed by David Toner, Senior Vice President and Controller.

(c)           On May 26, 2011, the Company announced that the Bank’s Board of Directors appointed Mark A. Ricca, currently Executive Vice President and Chief Risk Officer, as Chief Financial and Administrative Officer, effective June 10, 2011. In this role Mr. Ricca will have consolidated oversight of all financial, regulatory, compliance, legal, and risk management functions. Mr. Ricca, age 53, joined Carver in 2008 and has over 20 years of experience with audit, risk management, legal, and front line business responsibilities in the banking community. Prior to joining the Company, Mr. Ricca was General Counsel and Assistant to the Chief Operating Officer at New York Community Bank. Previously, Mr. Ricca held positions with Haven Bancorp, Inc., General Electric and Ricca & Donnelly.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Exhibits. 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: May 27, 2011	By:	/s/ Deborah C. Wright
Deborah C. Wright
Chairman and Chief Executive Officer